Exhibit 10.1

November 19, 2015

Mercantile Bank Corporation

Mercantile Bank of Michigan

310 Leonard St. NW

Grand Rapids, Michigan 49504

Re: First Amendment to Employment Agreement dated November 13, 2014

Ladies and Gentlemen:

This letter confirms our agreement reached today regarding the Employment Agreement dated as of November 13, 2014, by and among you and me (the "Employment Agreement"). We have agreed that all references in the Employment Agreement to my titles as Senior Vice President, Chief Financial Officer and Treasurer of Mercantile Bank Corporation (the "Company") or as Senior Vice President and Chief Financial Officer of Mercantile Bank of Michigan (the "Bank"), are amended respectively to refer to Executive Vice President, Chief Financial Officer and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank, to take into account my promotion to Executive Vice President of the Company and the Bank effective January 1, 2016.

Any future changes to my titles for the Company or the Bank will be automatically incorporated into the Employment Agreement without the need for an amendment.

Except as specifically amended by this letter, all of the terms of the Employment Agreement remain in full force and effect. This letter may be executed in counterparts, and is governed by Michigan law.

/s/ Charles E. Christmas

Charles E. Christmas

MERCANTILE BANK CORPORATION

By: /s/ Michael H. Price
            Michael H. Price

             Its: Chairman and CEO

MERCANTILE BANK OF MICHIGAN

By: /s/ Michael H. Price

            Michael H. Price

            Its: Chairman